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                                                                   EXHIBIT 10.21






                            LEASE-PURCHASE AGREEMENT





                                     BETWEEN





                           MONTGOMERY COUNTY, MARYLAND



                                       AND



                             BIORELIANCE CORPORATION






                              Dated April ___, 1998
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                                TABLE OF CONTENTS

                                                                           Page

l.   INCORPORATION OF RECITALS................................................3

2.   GENERAL PURPOSES OF LEASE................................................3

3.   DEFINITIONS..............................................................4

4.   LEASED PREMISES..........................................................8

5.   TERM AND EXTENSION.......................................................8
     A.   Preliminary and Initial Terms.......................................8
     B.   Extension Terms.....................................................8
     C.   Right to Purchase...................................................9

6.   RENTAL..................................................................10
     A.   Amount.............................................................10
     B.   Rent Commencement Date.............................................11
     C.   Security Deposit...................................................11
     D.   Additional Rent....................................................12

7.   GUARANTY OF CONSTRUCTION................................................13

8.   FEES AND COSTS OF CONSTRUCTION..........................................13

9.   LESSEE'S INSURANCE......................................................14
     A.   Mandatory Insurance Requirements During the Construction Period....14
     B.   Mandatory Insurance Requirements During the Operations Period......15

10.  INDEMNIFICATION.........................................................18

11.  LIENS, CLAIMS OR ENCUMBRANCES...........................................19
     A.   Free of Liens......................................................19
     B.   Discharge of Lien..................................................20
     C.   Failure to Discharge Lien..........................................20

12.  RIGHT TO CONSTRUCT AND ARCHITECTURAL REVIEW.............................21
     A.   Submission and Approval of Plans...................................21
     B.   Plan Approval is not in Lieu of other Approvals/Permits............22
     C.   No Monetary Liability for Approval of Plans........................22
     D.   Coordination of Plans..............................................23
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                            TABLE OF CONTENTS
                               (CONTINUED)

                                                                           Page

13.  CONSTRAINTS.............................................................23
     A.   No Nuisance........................................................23
     B.   Notice of Toxic and Hazardous Materials............................23
     C.   Indemnification....................................................23
     D.   Outdoors Activities................................................24
     E.   Building Sites.....................................................24

14.  BUILDING CONSTRUCTION AND ALTERATIONS...................................24
     A.   Building Codes.....................................................24
     B.   Cleaning of Premises...............................................25
     C.   Premises "As Is"...................................................25

15.  LANDSCAPING, OUTSIDE STORAGE AND MAINTENANCE............................25
     A.   Landscaping........................................................25
     B.   Maintenance of Landscaping.........................................25
     C.   Screening of Storage Areas.........................................25
     D.   Storage of Fuel Oil, etc...........................................26
     E.   Safe Conditions....................................................26
     F.   Vacant Buildings...................................................26

16.  UTILITY CONNECTIONS.....................................................26

17.  SIGNS OR MONUMENTS......................................................27
     A.   Defined............................................................27
     B.   Approval of Plans..................................................27
     C.   Construction Signs.................................................27

18.  PARKING AREAS AND LOADING ZONES.........................................28
     A.   Parking Facilities.................................................28
     B.   Loading and Unloading Areas........................................28

19.  TEMPORARY STRUCTURES....................................................28

20.  MAINTENANCE OF PROPERTY.................................................29
     A.   Lessee's Obligation................................................29
     B.   County's Right, but not Obligation to Repair.......................29
     C.   County's Maintenance...............................................30
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                            TABLE OF CONTENTS
                               (CONTINUED)

                                                                           Page
21.  COOPERATIVE MAINTENANCE AGREEMENT AND COMMON AREA CHARGES...............30
     A.   Maintenance Agreement..............................................30
     B.   Common Area Contribution...........................................30
     C.   Storm Water Management.............................................31

22.  UTILITY SERVICE AND ACCESS..............................................31

23.  ACCESS BY COUNTY AND EASEMENT...........................................32
     A.   Access to Maintain Pipes...........................................32
     B.   Reservation of Easements...........................................32
     C.   Accommodation of Lessee............................................33

24.  COMMON AREAS............................................................33
     A.   Lessee's Non-exclusive Right to Use................................33
     B.   County's Right to Make Changes to Common Areas.....................33

25.  ENFORCEMENT.............................................................33
     A.   Lease for the Benefit of Parties...................................33
     B.   Remedies...........................................................33
     C.   Default............................................................34
     D.   No Subordination...................................................35
     E.   Bankruptcy.........................................................36

26.  EXPIRATION..............................................................36
     A.   Surrender of Improvements..........................................36
     B.   Removal of Trade Fixtures..........................................36

27.  TENANT HOLDING OVER.....................................................37

28.  MORTGAGE OF LESSEE'S LEASEHOLD INTEREST.................................37
     A.   Notice of Default under Mortgage or Lease..........................37
     B.   Leasehold Mortgagee Right to Notice and Cure.......................38
     C.   Leasehold Mortgagee as Holder of Lessee's Interest.................38
     D.   Certain Restrictions During Leasehold Mortgage.....................39
     E.   New Financing......................................................39
     F.   Assignment by Leasehold Mortgagee..................................39
     G.   Notice of Mortgages................................................40
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29.  SUCCESSORS AND ASSIGNS; SUBLEASING......................................40


                            TABLE OF CONTENTS
                               (CONTINUED)

                                                                           Page

30.  QUIET ENJOYMENT, TITLE TO LAND AND IMPROVEMENTS.........................43
     A.   Quiet Enjoyment....................................................43
     B.   Title..............................................................43

31.  SURRENDER, WAIVER AND AMENDMENT.........................................44

32.  NON-DISCRIMINATION IN EMPLOYMENT AND SERVICES...........................45

33.  DISPUTES................................................................45
     A.   Mediation of Disputes..............................................45
     B.   Exceptions.........................................................46

34.  CONTRACT SOLICITATION...................................................46

35.  PUBLIC EMPLOYMENT.......................................................47

36.  GOVERNING LAW, SEVERABILITY, CONDEMNATION AND COMPLIANCE................47
     A.   Governing Law......................................................47
     B.   Lease not Redeemable...............................................47
     C.   Casualty Damage....................................................47
     D.   Condemnation.......................................................48
     E.   Compliance with Law................................................49
     F.   No Waiver of Governmental Immunity.................................49
     G.   Limitation of Liability............................................49
     H.   Limitation of Lessee's Liability...................................49

37.  RECORDING...............................................................50

38.  ENTIRE AGREEMENT........................................................50

39.  NOTICE..................................................................50

40.  NON-MERGER..............................................................52

41.  SUBORDINATION OF LEASE..................................................52
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42.  CAPTIONS, PRONOUNS......................................................52

                            TABLE OF CONTENTS
                               (CONTINUED)

                                                                           Page

43.  SURVIVAL ...............................................................53

44.  MISCELLANEOUS PROVISIONS................................................53
     A.   Days...............................................................53
     B.   Certain Terms......................................................53
     C.   Authority..........................................................53
     D.   No Partnership.....................................................53
     E.   Consequential Damages..............................................53


     Exhibit A   -   Diagram of Leased Premises
     Exhibit B   -   Amended and Restated Declaration of Covenants and Easements
     Exhibit C   -   Development Plan and Development Criteria
     Exhibit D   -   Purchase and Sale Agreement
     Exhibit E   -   Rent/Purchase Price Schedule
     Exhibit F   -   Estoppel Certificate and Consent
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                                      LEASE

         THIS LEASE, made this ____ day of April, 1998, by and between MONTGOMERY COUNTY, MARYLAND, a political subdivision of the State of Maryland, hereinafter called "County" and BIORELIANCE CORPORATION, a Delaware corporation with its principal offices located at 9900 Blackwell Road, Rockville, Maryland 20850, hereinafter called "Lessee."

                                   WITNESSETH:

                                    Recitals

         That for and in consideration of the financial conditions hereinafter reserved and the covenants and conditions hereinafter contained, County leases and demises unto Lessee and Lessee rents from County the Premises and appurtenant rights described more particularly as Parcel N/Q and containing approximately 8.4 acres as shown on Exhibit A attached hereto and made a part hereof, all as shown on a plat entitled "Parcel 'N/Q', Shady Grove Life Sciences Center", recorded among the Land Records of Montgomery County, Maryland, in Plat Book 175, Plat 19636 (the "Property" or the "Premises") in the Shady Grove Life Sciences Center located in Montgomery County, Maryland.

         Lessee agrees to exercise reasonable efforts to begin construction of a biopharmaceutical manufacturing facility (the "Facility") consisting of approximately 58,733 square feet (of which only approximately 30,000 square feet will be built out initially) on the Property within twelve (12) months following the Lease Commencement Date (as herein defined). All improvements on the Property, including the Facility, shall be consistent with the Montgomery County Zoning Ordinance, as amended from time to time, and the permitted uses set forth herein and the Development Plan (as herein defined). Lessee's right to construct improvements on the Property, including the right to construct additional improvements as may be allowed by the Development
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Plan, as the Development Plan may be amended from time to time, shall not exceed density of one hundred twenty thousand (120,000) square feet on the Property. Lessee shall exercise reasonable and diligent efforts to: (i) file an application for the building permit(s) for the Facility within six (6) months after the Lease Commencement Date; and (ii) obtain a building permit(s) and begin construction of the Facility within twelve (12) months after the Lease Commencement Date. In the event Lessee fails to secure all necessary building permit(s) for the Facility to be constructed on the Property within twelve (12) months from the Lease Commencement Date, Lessee, at its option, may terminate this Lease. In the event Lessee fails to (i) file an application for the building permit(s) for the Facility within six (6) months after the Lease Commencement Date or (ii) exercise reasonable and diligent efforts to obtain the building permit(s) for the Facility within twelve (12) months after the Lease Commencement Date, and either such failure continues beyond thirty (30) days after written notice from County thereof, County, at its option, may terminate this Lease, in which event Lessee shall, at its expense and at the option of County, restore the Premises, to the extent practicable, to a safe condition in compliance with all laws, ordinary wear and tear and casualty damage excepted. Once construction of the Facility has begun, Lessee shall exercise reasonable efforts to continue construction activities until completion.

         Now, therefore, for and in consideration of the terms of this Lease, the parties agree as follows:


         1. INCORPORATION OF RECITALS. The recitals are incorporated herein as if fully set forth.


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         2. GENERAL PURPOSES OF LEASE. County hereby declares and Lessee agrees that the general purposes of this Lease are to:

                  A. Fulfill the purpose for which the land covered by the Development Plan was secured, namely, for the development of the Life Sciences Center.
                  B. Protect County, Lessee, and tenants against improper building upon and use of the Property and Common Areas (as herein defined).

                  C. Guard against the erection on the Property or the Common Areas of structures built of improper or unsuitable materials, or with improper quality and methods of construction.

                  D. Provide setbacks from streets, property lines, and easements, and in general provide adequately for a high type and quality of improvement and for the orderly and efficient maintenance thereof.

                  E. Encourage development of the Shady Grove Life Sciences
Center:

                     (1) to enhance advancement in health delivery, education, research, and development, and related, associated, or supporting entities and promote an environment conducive to the advancement of health care and life sciences technology and in general to provide a harmonious development.

                     (2) to develop strong relationships among facilities within the Life Sciences Center so they can share the advantages of common facilities in clinical, administrative, and support services that will result in more efficient use of capital investment and manpower.


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                     (3)  to provide flexibility for change to accommodate
unforeseen knowledge, technology, and medical change, and advancement in biomedical, life science, and medical device technology.

                     (4) to secure and maintain the desired functional relationships within the Life Sciences Center for a cohesive development of health care, research, and related medical uses.

         3. DEFINITIONS. When used in this Lease, the following terms have the meanings set forth below:

            A. The "County" means Montgomery County, Maryland, as the owner and lessor of the Property and grantor of use rights, and any reference in this Lease to an approval, consent or agreement required to be obtained from County refers to County in its capacity as the owner and lessor of the Property and grantor of use rights and, unless otherwise indicated, does not refer to approvals, consents or agreements required to be obtained from County in its governmental capacity. County shall not unreasonably withhold, condition or delay any approval, consent or agreement required under this Lease to be obtained from County. County as the owner and lessor of the Property and grantor of use rights shall, at Lessee's expense, cooperate with Lessee in filing any application for zoning, land use and building permits and any other permits and approvals necessary to the construction, development, use and operation of the Property in a timely manner at the earliest possible date. County, in its governmental capacity, agrees to act promptly in processing and reviewing applications for all approvals and permits for the construction, development, use and operation of the Property.


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            B. The "Covenants" means the Amended and Restated Declaration of
Covenants and Easements, dated March 9, 1990, and recorded among the Land Records of Montgomery County, Maryland, in Liber 9332, folio 591. A copy of the Covenants is attached hereto as Exhibit B. Lessee hereby acknowledges that it has received and reviewed the Covenants.

            C. "Days" means calendar days, unless specific reference is made to business days.

            D. The "Development Plan" means the Shady Grove Life Sciences Center Development Plan approved by County, in its governmental capacity, on September 16, 1986, and the amendment dated February 10, 1994, to the Development Plan which was approved by County, in its governmental capacity, on February 14, 1995, copies of which are attached hereto as Exhibit C, and any amendments to the Development Plan which may be issued by County, in its governmental capacity, from time to time.

            E. The "Facility" means the biopharmaceutical manufacturing facility consisting of approximately 58,733 square feet (of which only approximately 30,000 square feet will be built out initially) to be constructed by Lessee on the Premises, and such other and further improvements as may be allowed on the Premises consistent with the Development Plan.

            F. "Improvements" means any structure, fixture or other improvements now located or hereinafter erected upon the Premises, including, but in no way limited to, the Facility and appurtenances to be constructed together with the building, parking lots, landscaping, etc.


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            G. "Lease Commencement Date" means the effective date of this Lease, which date is the first day of the month immediately following the date of final ratification and execution of this Lease by County and Lessee.

            H. The "Lessee" means BioReliance Corporation, a Delaware corporation, its successors and assigns. Lessee's interest in this Lease may be assigned, and all or any portion of the Premises may be sublet, in accordance with Section 29 hereof, provided that no such assignment or subletting shall be deemed to release Lessee from its obligations under this Lease.

            I. "Mortgage" means any now or hereafter existing mortgages, deeds of trust or other similar security agreements covering this Lease, or any sublease or sub-sublease, and the term "Leasehold Mortgagee" means any mortgagee or beneficiary under a deed of trust or other similar security agreement covering this Lease, or any sublease or sub-sublease.

            J. "Occupant" includes any person or persons who, by reason of employment or other status occupy space on or within the Premises and Improvements.

            K. The "Plans and Specifications" means (i) the architectural and structural plans entitled "Magenta Corporation, Shady Grove Life Sciences Center, Rockville, Maryland," dated November 17, 1997, prepared by Gaudreau, Inc. and Faisant Associates, Inc., and (ii) the specifications entitled "Project Manual for Magenta Corporation, Shady Grove Life Sciences Center, Rockville, Maryland," dated November 17, 1997, prepared by Gaudreau, Inc. and Faisant Associates, Inc., as each of the same may be modified.

            L. The "Premises" and the "Property" mean that parcel of land more particularly described as Parcel N/Q on Exhibit A and containing approximately
8.4 acres and shall include all Improvements constructed thereon.


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            M. "Property Value", for purposes of this Lease, means the discounted value of the Property, in consideration of the economic development benefits to be generated by the Facility to be constructed by Lessee, based upon the acreage conveyed for use pursuant to this Lease. The Property Value is SEVEN HUNDRED TWENTY THOUSAND DOLLARS ($720,000.00).

            N. "Shady Grove Life Sciences Center" and "Life Sciences Center" mean the property and the improvements covered by the Development Plan which at this time consists of approximately 295 acres bounded by Key West Avenue on the north, Shady Grove Road on the east, Great Seneca Highway on the west and West Montgomery Avenue on the south, and including an approximately 6.92 acre parcel on the west side of Great Seneca Highway adjacent to the Public Service Training Academy, all of which land is in Montgomery County, Maryland.

            O. The "Site Plan" means the "Storm Drain, Paving and Site Plan" prepared by Loiederman Associates, Inc., dated August 1997, and amended October 17, 1997, October 22, 1997 and January 21, 1998, approved by the Shady Grove Life Sciences Center Architectural Review Committee for development of the Improvements, as the same may be amended.

         4. LEASED PREMISES.

            County hereby leases unto Lessee, for the consideration set forth below, the Premises, initially for the construction, operation, and use of a biopharmaceutical manufacturing facility in the Shady Grove Life Sciences Center, and thereafter for any use permitted by the Covenants.


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         5. TERM AND EXTENSION.

            A. Preliminary and Initial Terms. The term of this Lease shall consist of a Preliminary Term, an Initial Term and any Extension Terms exercised by Lessee (collectively, the "Term"). The "Preliminary Term" of this Lease shall commence on the Lease Commencement Date and expire on midnight of the day before the Rent Commencement Date (as herein defined). The "Initial Term" of this Lease shall be for a period of thirty-five (35) years commencing upon the Rent Commencement Date and expiring, unless extended pursuant to the terms of this Lease, on midnight of the last day of the thirty-fifth (35th) lease year. As used herein, the term "lease year" means a twelve (12)-month period commencing on the Rent Commencement Date or any anniversary thereof.

            B. Extension Terms. If this Lease has not been terminated sooner as provided herein, then Lessee shall have the options (the "Extension Options") to extend this Lease for two (2) additional and consecutive terms of twenty-five
(25) years each and one (1) additional consecutive term of fourteen (14) years (each an "Extension Term" and, collectively, the "Extension Terms"). Should Lessee, in Lessee' s sole discretion, elect not to extend this Lease, then Lessee shall provide County with written notice of such election, together with the written approval of any subtenant of Lessee, not later than one (1) year before the date of expiration of the Term, failing which Lessee shall be deemed to have exercised the Extension Option. For all purposes hereunder, there shall be no distinction between the terms "extend" and "renew" and their derivatives.

            C. Right to Purchase. As additional consideration for the execution of this Lease, County grants to Lessee an option to purchase the Premises at any time during the Term


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(the "Purchase Option"), subject to the terms and conditions set forth herein and substantially in the form of Purchase and Sale Agreement attached hereto as Exhibit D and made a part hereof (the "Purchase Agreement"). Lessee may exercise the Purchase Option by giving County written notice of such exercise, which notice shall be accompanied by two (2) copies of the Purchase Agreement executed by Lessee (the "Lessee's Notice"). County shall execute the Purchase Agreement promptly after receipt of Lessee's Notice.

         The purchase price for the Premises shall be the unamortized balance of the Property Value remaining as of the date of closing of said purchase based on an equal monthly amortization of the Property Value at an interest rate equal to the Interest Rate (as herein defined) over the period commencing on the Rent Commencement Date and ending upon the expiration of the Initial Term. Such amortization of the Property Value shall be computed within thirty (30) days after determination of the Interest Rate, as set forth in Section 6.A., and shall be set forth on a Schedule (the "Rent/Purchase Price Schedule") which shall specify the exact amount of the monthly amortization, the portion of the monthly amortization attributed to reduction of the Property Value, the portion of the monthly amortization attributed to interest on the Property Value, and the remaining unamortized balance of the Property Value for each month of the Initial Term. The attached Exhibit E is a prototype of the Rent/Purchase Price Schedule. The Rent/Purchase Price Schedule to be prepared after the Rent Commencement Date shall be in substantially the same form as the prototype, and shall be substituted for the attached Exhibit E. Notwithstanding the foregoing, if Lessee and County close on the sale of the Premises pursuant to Lessee's exercise of the Purchase Option prior to the Rent Commencement Date, the purchase price for the Property shall be an amount equal to the original Property Value, and if Lessee and


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County close on the sale of the Premises during an Extension Term, the purchase price for the Property shall be Ten Dollars ($10.00).

         Failure by Lessee to pay the purchase price and close on the Premises if and when obligated to do so under the Purchase Agreement shall be a default under this Lease.

         6. RENTAL.

            A. Amount.

               (1) Initial Term. Subject to the terms and conditions of this Lease, Lessee shall pay to County an annual base rent equal to twelve (12) times that monthly amount required to amortize the Property Value over the period commencing on the Rent Commencement Date and ending upon the expiration of the Initial Term, at an interest rate (the "Interest Rate") equal to the lesser of Seven Percent (7%) per annum or the 30-year U.S. Treasury Bond Rate as of the Rent Commencement Date, which amount is payable in equal monthly installments, in advance, without set off, deduction or demand, except as set forth in Section 36.D, on the first day of each month beginning on the Rent Commencement Date. Any payment of annual base rent that is not made within fifteen (15) days after the due date thereof is subject to a five percent (5%) late fee, which late fee shall be waived by County twice each year.

                (2) Extension Terms. During each of the Extension Terms, provided that Lessee has exercised the applicable Extension Option, Lessee shall pay to County an annual base rent of One Dollar ($1.00), which amount is payable in advance, without set off, deduction or demand, on the first day of each year.

            B. Rent Commencement Date. The Rent Commencement Date shall be the earlier to occur of: (a) the second anniversary of the Lease Commencement Date; or (b) the date


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on which the applicable governmental authority issues the use and occupancy certificate for the Facility. Lessee shall diligently pursue issuance of the use and occupancy certificate for the Facility. In the event that the use and occupancy certificate is issued before the second anniversary of the Lease Commencement Date, and upon appeal is revoked before the second anniversary of the Lease Commencement Date, all annual base rent shall be abated until the earlier to occur of the second anniversary of the Lease Commencement Date, or the issuance of a new use and occupancy certificate.

            C. Security Deposit. As of the Lease Commencement Date, Lessee shall pay to County a security deposit in the amount of Ten Thousand Dollars ($10,000.00), which shall promptly be deposited in an interest-bearing account by County. The security deposit, and all accrued interest thereon, shall be applied against the first installment of base annual rent or returned to Lessee upon earlier termination of this Lease, less any amounts properly withheld by the County to restore the Premises, to the extent practicable, to a safe condition in compliance with all laws, ordinary wear and tear and casualty damage excepted.

            D. Additional Rent.

              (1) As additional rent hereunder, commencing on the Lease Commencement Date, Lessee shall pay to the party entitled to receive the same and discharge as they become due, promptly and before delinquency, all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises, or imposts, whether general or special, or ordinary or extraordinary, of every name, nature and kind whatsoever, including all governmental charges of whatsoever name, nature, or kind, which may be levied, assessed, charged or imposed, or which



                                       11
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may become a lien or charge on or against the leasehold estate of Lessee, or any
Improvements now or hereafter thereon which may be a subject of taxation, or on or against County by reason of its ownership of the fee underlying this Lease, during the Term, excepting income taxes and excess profits, estate, single business, inheritance, succession, franchise or capital taxes upon County. If Lessee shall desire to contest any tax, assessment or levy, Lessee may do so, provided that, if required by law, Lessee shall pay any contested tax, assessment or levy prior to the date upon which the same becomes due or shall post bond or other security. The final judgment of a court of competent jurisdiction that determines the validity and/or amount of any such assessment, tax or levy shall be conclusive.

              (2) Specifically and without in any way limiting the generality of the foregoing, Lessee shall pay all special assessments and levies or charges made by any State, municipal or political subdivision for local improvements, and shall pay the same in cash as they fall due and before they become delinquent. Lessee must make these payments as they may be required by the act and proceedings under which any assessments or levies or charges are made by any State, municipal or political subdivision. If the right is given to pay any such special assessment or levy either in one sum or in installments, then Lessee may elect either payment method at its option. If Lessee elects to pay such special assessment or levy in installments, Lessee shall be liable only for any installment(s) payable prior to the expiration of the Term. All of the taxes and charges under this Section shall be prorated among Lessee and County at the commencement of the Term and expiration of the Term.


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              (3) All rebates on account of any such taxes, rates, levies, charges, or assessments required to be paid and paid by Lessee under the provisions hereof shall belong to Lessee.

              (4) Additional rent not paid by Lessee as due, and actually paid by County after Lessee's continued failure to pay the same for fifteen (15) days after receipt of written notice from County that such payment is overdue, is subject to a five percent (5%) late fee.

         7. GUARANTY OF CONSTRUCTION.

            Lessee guarantees to County completion of and payment for the full construction of the Facility in accordance with the Site Plan and the Plans and Specifications.

         8. FEES AND COSTS OF CONSTRUCTION.

            Lessee shall pay all appropriate fees and charges imposed by utility companies associated with the construction and operation of the Facility and shall pay all costs of construction.

         9. LESSEE'S INSURANCE.

            A. Mandatory Insurance Requirements During the Construction Period:

              (1) During the period of time between the Lease Commencement Date and the date on which the use and occupancy certificate is issued for the Facility (the "Construction Period"), and thereafter whenever and for so long as construction is resumed, Lessee shall obtain, at its own cost and expense, and keep in force and effect the following insurance coverages with an insurance company(ies) licensed to do business in the State of Maryland. Lessee shall provide evidence of coverage by submitting a certificate of insurance and/or certified copies of the insurance policies within thirty (30) days after the Lease Commencement Date. Lessee's insurance shall be primary.

                  (a) Commercial General Liability: Minimum Five Million Dollars ($5,000,000.00) combined single limit (which may be a combination of commercial general liability and umbrella and/or excess liability policies) for bodily injury and property damage coverage per occurrence including the following coverages: Contractual Liability as afforded by Lessee's commercial general liability policy; Premises and Operations; Independent Contractors; Products and Completed Operations; Personal Injury; and Broad Form Property Damage.

                  (b) Worker's Compensation/Employer's Liability: Meeting all requirements of Maryland law and with the following minimum limits: (1) Bodily Injury by Accident - $100,000 each accident; (2) Bodily Injury by Disease - $500,000 policy limits; and (3) Bodily Injury by Disease -$500,000 each employee.

                  (c) Automobile Liability Coverage: Minimum One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage coverage per occurrence including the following: (1) owned automobiles; (2) hired automobiles and (3) non-owned automobiles.

                  (d) Builder's All Risk Property Insurance: Lessee shall provide a Builder's All Risk Property Policy including fire and extended coverage to protect the interest of County, contractor and sub-contractors against loss caused by the perils insured in the amount of one hundred percent (100%) of the insurable value of the Facility. The coverage must be written on a completed value form. The policy shall also endorse a demolition and debris removal clause, extra expense and loss of use coverages with a sub-limit of $500,000 per occurrence.

                  (e) Additional Insured: County shall be named as an additional insured on all liability policies.

                  (f) Policy Cancellation: Forty-five (45) days prior written notice must be provided to County of any cancellation, for other than non-payment of premium, or material change of any of the policies.

                  (g) Certificate Holder: County, Department of Public Works and Transportation, Division of Facilities & Services, 110 North Washington Street, Rockville, Maryland 20850.

         B. Mandatory Insurance Requirements During the Operations Period:

            (1) From and after the issuance of the use and occupancy certificate for the Facility (the "Operations Period"), Lessee shall obtain, at its own cost and expense, and keep in force and effect during the Term, the following insurance coverages with an insurance company(ies) licensed to do business in the State of Maryland. Lessee must provide evidence of coverage by submitting a certificate of insurance and/or certified copies of the insurance policies to County within thirty (30) days after the issuance of the use and occupancy certificate. Lessee's insurance shall be primary.

                  (a) Commercial General Liability: Minimum Five Million Dollars ($5,000,000.00) combined single limit (which may be a combination of commercial general liability and umbrella and/or excess liability policies) for bodily injury and property damage coverage per occurrence including the following coverages: Contractual Liability as afforded by Lessee's commercial general liability policy; Premises and Operations; Independent Contractors; Fire Legal Liability; and Personal Injury Coverage.

                  (b) Pollution Liability: If Lessee uses any radioactive material or process at the Premises, it shall obtain, keep in force and effect, and provide County with evidence of, a Pollution Liability policy with a minimum limit of One Million Dollars ($1,000,000.00), to cover liability for discharge, release or spills of radioactive material occurring as a result of Lessee's operations on the Premises and the resulting clean-up costs for properties adjoining the Premises. As an alternative to maintaining Pollution Liability coverage, Lessee may provide County with a mutually acceptable letter of credit, payable to County, to cover such exposure.

                  (c) Worker's Compensation/Employer's Liability: Meeting all requirements of Maryland law and with the following minimum limits: (1) Bodily Injury by Accident - $100,000 each accident; (2) Bodily Injury by Disease - $500,000 policy limits; and (3) Bodily Injury by Disease - $500,000 each employee.

                  (d) Automobile Liability Coverage: Minimum One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage coverage per occurrence including the following: (1) owned automobiles; (2) hired automobiles and (3) non-owned automobiles.

                  (e) Property Insurance: Lessee shall provide property damage insurance for the Facility.

                  (f) Pollution Clean-up: If Lessee uses any radioactive material or process at the Premises, it shall obtain, keep in force and effect, and provide County with evidence of, a Pollution Clean-up policy with a minimum limit of One Million Dollars ($1,000,000.00), to cover, in the event of discharge, release or spills of radioactive material occurring as a result of Lessee's operations on the Premises, the costs of extracting such pollutants from the Premises and restoring the Premises. As an alternative to maintaining Pollution Liability coverage, Lessee may provide County with a mutually acceptable letter of credit, payable to Lessor and County, to cover such exposure.

               (2) Additional Insured: County shall be named as an additional insured on all liability policies.

               (3) Policy Cancellation: Forty-five (45) days prior written notice must be provided to County of any cancellation, for other than non-payment of premium, or material change of any of the policies.

               (4) Certificate Holder: County, Department of Public Works and Transportation, Division of Facilities & Services, 110 North Washington Street, Rockville, Maryland 20850.

          C. Lessee may carry any additional coverages required by any lender, and any lender providing financing shall be named as loss payee under any coverage required thereunder.

     10. INDEMNIFICATION.

          A. Except as otherwise provided in this Lease, Lessee, as a material part of the consideration for County's execution of this Lease, covenants with County that Lessee shall hold County harmless from and against any loss, damage, claim of damage, liability or expense in connection with loss of life, personal injury and/or damage to property (collectively, "Claims") arising from or out of an occurrence upon or at the Premises, or the occupancy and use of the Premises or any part thereof, or occasioned wholly or in part by any act or omission in or related to the Life Sciences Center of Lessee, its employees, agents, contractors, tenants, licensees or invitees, excepting Claims arising out of the acts or omissions of County, County's agents, County's employees, County's contractors, County's licensees or County's invitees. In case County shall, without fault on its part, be made party to any litigation commenced by or against Lessee, Lessee shall hold County harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid in connection with such litigation. In no event shall the limits of any insurance policy provided for herein be deemed to limit Lessee's liability to County as herein set forth.

          B. Subject to the provisions of Sections 36.F (No Waiver of Governmental Immunity) and 36.G (Limitation of Liability) of this Lease, County, as a material part of the consideration for Lessee's execution of this Lease, covenants with Lessee that County shall hold Lessee harmless from and against any Claims occasioned wholly or in part by any act or omission in or related to the Life Sciences Center of County, its employees, agents, contractors or invitees, excepting Claims arising out of the acts or omissions of Lessee, Lessee's agents, Lessee's employees, Lessee's contractors, Lessee's tenants, Lessee's licensees or Lessee's invitees. In case Lessee shall, without fault on its part, be made party to any litigation commenced by or against County, County shall hold Lessee harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid in connection with such litigation. The duty to indemnify, defend and hold harmless Lessee does not extend to actions of County in its governmental capacity which permits it to enter the Premises to conduct inspections and to administer or enforce State and County laws, regulations and ordinances.

          11. LIENS, CLAIMS OR ENCUMBRANCES.

              A. Free of Liens. Lessee shall at all times keep the Premises free and clear of mechanics', materialmen's and other monetary liens caused or created by Lessee or anyone claiming through or under Lessee, other than the lien, operation, and effect of such Mortgages as may be necessary from time to time to effectuate the financing of the Improvements, provided, however, that the lien, operation, and effect of such Mortgages are subordinate to the lien, operation, and effect of this Lease. Except with respect to the Purchase Option, in no event will Lessee or any Leasehold Mortgagee have any rights to acquire County's fee, nor will any Mortgage encumber County's interest in the fee.

              B. Discharge of Lien. If any mechanics', materialmen's or other monetary lien shall at any time be filed against the Premises for work performed by or for Lessee, Lessee shall either cause the same to be discharged of record within thirty (30) days after Lessee's receipt of notice of the filing of the same or, if Lessee shall desire to contest any such lien, Lessee shall, within thirty (30) days after the date of the filing of the lien, furnish to County security in one hundred fifty percent (150%) of the amount of the claim, or shall procure a bond in said amount from a reputable bonding company. The final judgment of any court of competent jurisdiction determining the validity and/or amount of any such lien shall be conclusive.

              C. Failure to Discharge Lien. If Lessee shall fail to discharge any monetary lien not permitted by this Lease or to provide County with security therefor or procure a bond therefor as hereinabove provided, then County may at its option, pay or discharge any such monetary lien, and Lessee shall pay County all amounts spent by County, including costs, expenses and reasonable attorneys' fees, incurred by County together with interest at the rate provided in
Section 11-107(a) of the Courts and Judicial Proceedings Article, Annotated Code of Maryland, as amended, or in the event that such Section is repealed and not re-enacted, then interest shall be at the prime rate set by Citibank of New York or its successor, plus one percent (1%), which payment shall constitute additional rent due hereunder and shall be paid within thirty (30) days after County provides a reasonably detailed written notice of the additional rent to Lessee. Nothing herein requires County to pay or discharge any lien. County may exercise the remedies available in Section 25 of this Lease if the lien is not paid, discharged or secured as required by this Lease.

          12. RIGHT TO CONSTRUCT AND ARCHITECTURAL REVIEW.

              A. Submission and Approval of Plans. County grants Lessee the right to construct a building or buildings on the Premises in accordance with the Development Plan and the Covenants (as determined by County) and subject to the following conditions. No building, exterior improvement or addition, or landscaping shall be erected, placed or altered until plans therefor have been approved by County. Plans will be reviewed promptly when submitted, and approved or disapproved within ten (10) business days of submission. If County shall fail to respond to Lessee's request for approval of plans within such ten (10) business day period, and shall fail to respond to Lessee's second request for approval of such plans within five (5) business days of such second request, then such plans shall be deemed approved by County. Any disapproval shall be accompanied by a statement explaining the reasons for the disapproval. If any plans are disapproved, Lessee shall promptly resubmit revised plans. To the extent permitted by Section 10-617 of the State Government Article, Annotated Code of Maryland, County shall keep confidential those plans and related information submitted by Lessee which have been marked specifically by Lessee as confidential. Lessee shall provide the following information to County in four copies for its review and approval prior to (or, where appropriate, approval, during) construction:

                     (1) All of the plans, specifications and other information required by Paragraph II.F.3 of the Development Criteria attached to the Development Plan as Appendix A; and

                     (2) All of the plans, specifications and other information required by Paragraph II.B.1 of the Covenants.


                  B. Plan Approval is not in Lieu of other Approvals/Permits. The architectural review and approval described in this Section does not alter, replace, or in any way substitute for or constitute approval in lieu of other permits, approvals or authorizations required in the normal building or construction process.

                  C. No Monetary Liability for Approval of Plans. Neither County nor any employee or agent thereof shall be liable for monetary damages to any occupant or lessee or to anyone submitting plans or requests for approval, or to any other party by reason of mistake in judgment, negligence, or nonfeasance, arising out of or in connection with the approval, disapproval or failure to approve any such plans or requests or for any other action in connection with its or their duties hereunder. Likewise, anyone so submitting plans to County for approval, by submitting such plans or requests, and any person when he becomes an occupant or lessee, agrees that he or it will not bring any action or suit to recover any monetary damages against County or any employee or agent of County for such approval or disapproval. Any approval of plans by County shall not constitute a representation by County that such approved drawings comply with applicable building codes. Any deficiency in design or construction, although same had prior approval of County, shall be solely the responsibility of Lessee. Notwithstanding anything to the contrary in this Lease, the terms of the foregoing paragraph shall apply to County solely in its capacity as owner and lessor of the Property and grantor of use rights, and not in its governmental capacity. The foregoing sentence shall not be construed as a waiver of any defenses, including immunity, available to the County in its governmental capacity.

                  D. Coordination of Plans. Any amendments, supplements or additions to the approved plans, specifications and construction schedules for all Life Sciences Center construction (including but not limited to roads and utilities, but excluding interior alterations) shall be provided to and coordinated with representatives of County and Lessee's architect (or the architect of Lessee's subtenant or sub-subtenant), and must be reviewed by the Architectural Review Committee of the Life Sciences Center and approved by County.

              13. CONSTRAINTS.

              During the Operations Period, Lessee's use of the Premises is subject to the following permitted uses and performance standards:

                  A. No Nuisance. No activity shall be conducted nor shall anything be done on the Premises which may be or become a material nuisance to County, general public, or any lessee by reason of unsightliness or the excessive emission of fumes, odors, glare, vibration, gasses, radiation, dust, waste, smoke or noise.

                  B. Notice of Toxic and Hazardous Materials. Lessee shall provide County with a copy of: (a) each notification or other document it is required to submit to the State Emergency Response Commission under Sections 311 and 312 of the Superfund Amendments and Reauthorization Act of 1986 and any amendments thereto; and (b) each annual report it is required to submit to the Maryland Department of the Environment under COMAR 26.13.03.06 and any amendments thereto. Lessee shall store, manage, and dispose of all toxic, hazardous and radioactive materials in accordance with applicable laws and regulations.

                  C. Indemnification. During the Term, Lessee hereby agrees to indemnify and hold County harmless, except in the case of the negligence or intentional misconduct of County or its agents, employees, or contractors, with regard to any Claims arising from or out of a breach of Lessee's obligations under Section 13.B concerning toxic and hazardous materials, radioactive materials, controlled substances and medical waste, including but not limited to, reasonable counsel fees, court costs, litigation related expenses, expenses for legally required clean up, enforcement expenses, and consequential damages to the Premises and/or the remaining portion of the Shady Grove Life Sciences Center resulting from the use or storage of the referenced materials on the Premises.

                  D. Outdoors Activities. All of the operations normally carried on indoors shall be carried on within fully enclosed buildings. No outside activities shall be carried on, except for incidental meetings or events held outside in non-inclement weather and the parking of motor vehicles and the loading and unloading of motor vehicles and approved recreational activities, without the prior approval of County. This paragraph shall not be deemed to prohibit therapy and types of exercise normally carried on outdoors.

                  E. Building Sites. Building sites shall be used only as approved by County in granting this Lease and approved by County through its Development Plan and its architectural review, and in accordance with applicable law.

              14. BUILDING CONSTRUCTION AND ALTERATIONS.

                  A. Building Codes. Lessee agrees that construction or alterations of any building shall be in conformance with the then existing applicable standards, codes and ordinances.

                  B. Cleaning of Premises. During the Construction Period, Lessee agrees that all building sites shall be kept clean on a daily basis and all trash, rubbish and debris removed therefrom after any construction work is performed thereon.

                  C. Premises "As Is". Lessee has leased the Premises in an "as is" condition after an examination thereof and of the sub-surface conditions beneath the same and without any representation or warranty on the part of County.

              15. LANDSCAPING. OUTSIDE STORAGE AND MAINTENANCE. Lessee agrees that it will adhere to the following requirements.

                  A. Landscaping. Landscaping shall be in accordance with the plan submitted to and approved in writing by County in accordance with Section 12.A.. Such landscaping shall include sodding, planting of trees, shrubs, and other customary landscaping treatment for the entire Premises, including adequate screening of parking areas. The approved plan for landscaping may not be materially altered without submitting the revised plan for written approval of County.

                  B. Maintenance of Landscaping. Maintenance of existing and approved landscaping shall include keeping the lawns mowed and the hedges trimmed, and the watering and removal of weeds from planted areas, all as needed to maintain the Premises in a neat, clean and safe condition and appearance, as is customary for other parcels within the Shady Grove Life Sciences Center.

                  C. Screening of Storage Areas. Except during construction, no materials, supplies, equipment, vehicles (except in designated areas), finished products or semi-finished products, furniture, furnishings, raw materials, or other articles of any nature shall be stored or permitted to remain on the exterior of any building site without appropriate screening to be approved by County.

                  D. Storage of Fuel Oil, etc. Except during construction, or as approved by County, permanent storage facilities for fuel oil, other bulk fluids or gasses, such as bulk oxygen systems, must be provided below grade. If below grade storage is technically infeasible or economically prohibitive, Lessee may store these materials above grade provided suitable screening is furnished by Lessee and approved by County. At all times, such materials must be stored in an environmentally safe manner, pursuant to applicable Federal, State and local laws and regulations.

                  E. Safe conditions. Lessee shall keep the Premises, Improvements, and appurtenances in a safe, clean and neat condition, and shall comply in all respects with all government health and policy requirements. Lessee shall remove at its own expense any rubbish, garbage or trash of any character which may accumulate from or on the Premises. Rubbish, trash and garbage shall be kept in a sanitary manner inside buildings.

                  F. Vacant Buildings. Vacant or unfinished buildings, or parts thereof, shall be adequately secured against vandalism and intrusion by trespassers.

              16. UTILITY CONNECTIONS.

                  Lessee agrees that, except for emergency electricity generators and satellite receiving transmission dishes, all electrical and telephone connections and installations of wires to buildings shall be made underground to the extent reasonably possible. Where reasonably possible each transformer, electric, gas or other meter of any type, or other apparatus, shall be placed on or below the surface of the land, or in structures, and where placed on the surface shall be adequately screened and fenced, and all such installations shall be subject to the prior written approval of County. Notwithstanding the foregoing, County agrees that Lessee may place exhaust fans, duct work, package HVAC units, satellite dishes and other equipment on the screened area of the roof of the Facility. Lessee shall pay the costs of all necessary utility connections.

              17. SIGNS OR MONUMENTS.

                  A. Defined. For the purpose of this paragraph, a sign or monument is the display of any words, numerals, figures, devices, designs or trademarks by which anything is made known and visible to the general public.

                  B. Approval of Plans. Lessee agrees that all plans and specifications for signs or monuments to be erected on the exterior of the building or grounds and visible to the general public shall be subject to the prior written approval of County. The submitted information shall include details of design, materials, location, color and lighting, if any. Lessee may, subject to prior written approval of County, place appropriate markers and directional signs on County's property outside of the Premises, which shall be in keeping with the character and nature of Lessee's operations.

                  C. Construction Signs. During any construction or reconstruction of improvements on the Premises, County agrees to allow any lender, contractor, developer or other participant in such construction or reconstruction to place a temporary sign publicizing its participation in the financing, construction or reconstruction of the Facility, subject to such reasonable requirements as may be imposed by County, and subject to applicable ordinances.

              18. PARKING AREAS AND LOADING ZONES.

                  A. Parking Facilities. Lessee shall provide adequate paved off-street surface parking facilities for visitors, tenants, customers, and employees as required by zoning regulations unless otherwise legally waived by the proper authority. The development of common or jointly shared parking facilities is encouraged and should be undertaken whenever possible. No parking shall be permitted on any access road, street or driveway, either public or private, or any place other than a paved parking space provided for and so designated. Lessee shall be responsible for taking reasonable measures to ensure compliance with parking regulations by its employees, tenants and visitors.

                  B. Loading and Unloading Areas. Lessee agrees that loading and unloading areas shall be designed with adequate maneuvering space to permit pickups and deliveries. The space for maneuvering of vehicles shall avoid interference with other traffic flow. Suitable screening shall be provided so these operations are not readily visible from ground-level public thoroughfares. Loading and receiving areas shall not be located on that side of the building which also contains its main entrance.

              19. TEMPORARY STRUCTURES.

                  Lessee agrees that no structure, covering, garage, barn, or other outbuilding of a temporary nature shall be situated, erected or maintained on any part of the Premises except with prior approval of County and in compliance with applicable zoning ordinances. This paragraph shall not apply to construction buildings, construction trailers, storage facilities and/or other structures of a temporary nature used in construction, used during the course of construction of any permanent building which is now on or is to be located on the Premises; provided, however, that any such buildings, trailers, facilities or other structures shall be in compliance with any applicable zoning ordinances.

                  County hereby approves Lessee's installation and use of temporary facilities on the Premises, subject to applicable zoning ordinances and receipt of any necessary governmental approvals, and provided that any such temporary facility shall be kept on the Premises only for the period, not to exceed two (2) years, during which Lessee is constructing or building out space on the Premises into which the business conducted in such temporary facility will be moved.

              20. MAINTENANCE OF PROPERTY.

                  A. Lessee's Obligation. Lessee shall at all times maintain and repair the Premises at Lessee's expense. Lessee must submit, for approval by County, all maintenance and repair plans and amendments thereto for maintenance and repairs to building exteriors, landscaping, fences, drives, parking lots, and the exteriors of other structures located thereon, which maintenance or repairs materially alter the condition of the Premises which existed prior to the need for such maintenance or repair arising.

                  B. County's Right, but not Obligation to Repair. In the event of the violation of any of the restrictions set forth in Sections 13 through 20 herein by Lessee, County shall notify Lessee in writing, giving specifics as to the nature of the alleged violation and any recommended remedial action. In the event Lessee has not taken steps to remedy the violation in a manner reasonably acceptable to County within thirty (30) days after Lessee's receipt of such notice, County shall have the right to enter upon the Premises to put the same in good order, condition and repair and all costs associated with any such work shall be charged against Lessee as additional rent payable within thirty (30) days after invoice, which shall include reasonable details of the costs charged as additional rent.

                  C. County's Maintenance. Subject to appropriation of funding, County shall maintain in good order and condition all parcels within the Shady Grove Life Sciences Center that have not been leased or that are unoccupied. County further agrees to be responsible for making all necessary arrangements for the maintenance and repair of the Common Areas (as defined in Section 24.A). This provision shall survive the exercise of the Purchase Option and the conveyance of the Premises to Lessee.

              21. COOPERATIVE MAINTENANCE AGREEMENT AND COMMON AREA CHARGES.

                  A. Maintenance Agreement. A maintenance agreement between County and Lessee or among lessees of the Shady Grove Life Sciences Center may be established for the purpose of maintaining the Common Areas. No such agreement shall discharge or relieve Lessee of its responsibilities under the terms and conditions of this Lease. All such maintenance agreements shall be subject to the approval of County.

                  B. Common Area Contribution. Within thirty (30) days after receipt of a reasonably itemized invoice, for each year during the Term, Lessee agrees to pay as additional rent to County, Lessee's pro rata share, for the purpose of reimbursing County for the actual costs of its care and maintenance of the Common Areas within the Shady Grove Life Sciences Center that do not form a part of the Premises. Such costs shall not include the costs of constructing, replacing, or installing roads, parking areas, utilities, or related infrastructure (e.g. the power plant) located within the Shady Grove Life Sciences Center. Lessee's pro rata share shall be a fraction, the numerator of which is 8.4 acres and the denominator of which is 220 acres. Based upon this formula, Lessee's pro rata share, expressed as a percentage, is 3.82%. County represents and warrants to Lessee that all of the occupants of the Shady Grove Life Sciences Center, except Shady Grove Adventist Hospital (Parcel 1A), Ambulatory Care I (Parcel 2A), Ambulatory Care II (Parcel 2B), Charter Behavioral Health System of Maryland at Potomac Ridge, LLC (Parcels 3A and 3B), and University of Maryland Systems, are required to pay for Common Area maintenance and care as described in this Section 21.B.

                  C. Storm Water Management. Lessee will provide for the safe conveyance of storm water from the Premises in accordance with County's rules and regulations regarding storm water management.

              22. UTILITY SERVICE AND ACCESS.

                  A. County has provided for water, sewer, gas, electricity, and telephone service to the Premises. All meters, connecting charges and all outlets, risers, wiring, piping, duct work or other means of distribution of such services within the Premises of Lessee shall be supplied by Lessee at Lessee's expense. Lessee covenants and agrees that at all times its use of any of such services shall never exceed the capacity of the mains, feeders, ducts and conduits bringing same to the Premises or of the outlets, risers, wiring, piping, duct work or other means of distribution of such service within the Premises if such means of distribution shall have been installed by County. Lessee may increase the capacity of the mains, feeders, ducts, and conduits if Lessee pays for and performs all necessary work therefor, and has obtained County's approval in writing. Such work performed by Lessee shall be at no increased expense or cost to County in any manner whatsoever. Other than the matters provided above, Lessee shall furnish and pay for installation and use of all utilities, including but not limited to fuel, gas, electricity, water, sewer charges, telephone and the necessary equipment therefor within the Premises. Lessee shall construct, at its own expense, the water and sanitary sewer lines to connect the Improvements.

              23. ACCESS BY COUNTY AND EASEMENT.

                  A. Access to Maintain Pipes. In the event Lessee fails to do so within thirty (30) days after written notice from County, Lessee shall permit County, at Lessee's expense, and subject to the provisions of this paragraph, to repair and maintain all pipes and conduits in and through the Premises that Lessee is required to maintain. County or its agent shall have the right to enter upon the Premises at all reasonable times and upon at least forty-eight
(48) hours' notice except in case of an emergency to examine same and to make such repairs, alterations, improvements or additions to same as may be required of County pursuant hereto, and County shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of Lessee, in whole or in part. In case of an emergency, County shall give such notice to Lessee as is reasonable under the circumstances.

                  B. Reservation of Easements. County reserves the right, consistent with the Development Plan, Covenants and with the Plans and Specifications, to establish easements and/or rights-of-way, for streets, roads, underground utilities, and other related purposes, in order to facilitate development of the Life Science Center. Such easements or rights-of-way shall not interfere with the use, operations, or maintenance of, or materially adversely affect the value of, the Property.

                  C. Accommodation of Lessee. County shall use reasonable efforts to minimize the interference with business activities on the Premises when exercising County's rights pursuant to this Section.

              24. COMMON AREAS.

                  A. Lessee's Non-exclusive Right to Use. County hereby grants to Lessee a non-exclusive right to use: (i) the public conveniences and common areas, if any, in the Life Sciences Center; and (ii) all other areas in the Life Sciences Center such as sidewalks, roads and driveways, to be used in common by lessees of the Life Sciences Center, ((i) and (ii) collectively referred to and identified for use as "Common Areas").

                  B. County's Right to Make Changes to Common Areas. County reserves the right to construct buildings and to make changes, additions, alterations or improvements on or to the Common Areas; provided, however, that such activity does not cause an obstruction of the access to the Premises, any unreasonable interference with the permitted uses of the Premises, or a material adverse effect on the value of the Premises.

              25. ENFORCEMENT.

                  A. Lease for the Benefit of Parties. The provisions of this Lease shall run for the Term of this Lease (including any Extension Terms) and be binding upon and inure to the benefit of County and Lessee and Lessee's successors and assigns. These provisions shall be enforced, as provided hereinafter, by County or by Lessee for their respective benefit or protection.

                B. Remedies. A violation of any provision herein contained shall give to County or Lessee the right to bring proceedings in a court of competent jurisdiction against the party or parties violating or attempting to violate any of said covenants, conditions, restrictions and reservations, to enjoin them from so doing, to cause any violation to be remedied, and/or to recover damages resulting from such violation. In addition, violation of any covenants, conditions, restrictions, and reservations shall give to County the right to enter upon the Premises to remove, at the expense of Lessee, any structure, thing or condition that may be contrary to the provisions hereof after providing Lessee's subtenant and sub-subtenant and any Leasehold Mortgagee, if any, with written notice of the violation and providing not less than thirty (30) days in which to cure the alleged violation, which cure period shall be extended for so long as may be reasonably necessary to cure such violation, so long as Lessee, Lessee's subtenant or sub-subtenant or any Leasehold Mortgagee proceeds diligently to effect such cure after receipt of County's notice. In any judicial proceeding to enforce the provisions hereof or to enjoin their violation, the prevailing party or parties shall be entitled to reasonable attorneys' fees from the party or parties against whom judgment is entered in such amount as may be fixed by the court in such proceedings. Such remedies shall be cumulative and not exclusive.

                  C. Default. Lessee's violation of any of the provisions of
Section 6 requiring Lessee to pay annual base rent and additional rent, Section 7 requiring Lessee to complete and pay for the full construction of the Facility, or Section 9 requiring Lessee to maintain and provide County with evidence of the insurance coverages set forth therein, or Lessee's use of the Premises for any use other than those permitted by the Covenants, shall, at County's option, be deemed to create a default under this Lease and to give rise to the right of termination or eviction, or any other remedy provided by law, provided that said violation has not been cured within thirty (30) days after written notice has been given to Lessee, Lessee's subtenant and sub-subtenant and any Leasehold Mortgagee, and further provided that Lessee, Lessee's subtenant or sub-subtenant or any Leasehold Mortgagee has not taken steps to remedy said violation in a manner reasonably acceptable to County within said thirty (30) days after the written notice or has not thereafter diligently proceeded to complete the remedying of such violation, and further provided that Lessee's subtenant or sub-subtenant has not cured such violation within a reasonable time after receipt of the second default notice described in Section
29. Lessee's material violation of any of the other provisions set forth herein shall, at County's option, be deemed to create a default under this Lease but shall not in any event give rise to the right of termination or eviction; provided, however, that such default shall give rise to any other remedy provided by law, provided that said violation has not been cured within thirty
(30) days after written notice has been given to Lessee, Lessee's subtenant and sub-subtenant and any Leasehold Mortgagee, and further provided that Lessee, Lessee's subtenant or sub-subtenant or any Leasehold Mortgagee has not taken steps to remedy said violation in a manner reasonably acceptable to County within said thirty (30) days after the written notice or has not thereafter diligently proceeded to complete the remedying of such violation, and further provided that Lessee's subtenant or sub-subtenant has not cured such violation within a reasonable time after receipt of the second default notice described in
Section 29.

                  D. No Subordination. Notwithstanding any other provision herein, the parties hereto agree that this Lease shall not be subordinated to the terms of financing or the financing entity or to any other instrument, individual or entity.

                  E. Bankruptcy. Lessee agrees that it shall be a default of this Lease if Lessee is (i) voluntarily placed into bankruptcy for purposes of liquidation or (ii) involuntarily placed into bankruptcy for purposes of liquidation and such bankruptcy proceeding is not dismissed within one hundred fifty (150) days. In the event that Lessee is placed into bankruptcy for the purpose of reorganization or rehabilitation, County and Lessee agree that it shall be a default of this Lease only if such bankruptcy proceeding reduces the amount of rent to be paid by Lessee; or Lessee has failed to pay the rent in accordance with Section 6 of this Lease. Upon default of this Lease, County and Lessee retain their respective remedies and cure rights set forth in this Lease.

              26. EXPIRATION.

                  A. Surrender of Improvements. At the expiration or earlier termination of the Term, all buildings, alterations, additions or improvements then upon the Premises shall become the property of County and remain upon and be surrendered with the Premises as a part thereof.

                  B. Removal of Trade Fixtures. All trade fixtures, furnishings and equipment, whether or not they are or may be deemed to constitute part of the Improvements may be removed by Lessee, at its sole option. Lessee, at its expense, shall immediately repair any damage to the Premises or Improvements by reason of removal of any such trade fixture, furnishings and equipment. If County elects to enter thereon and take possession at the termination of this Lease, all repairs not previously made, at the option of County, may be corrected at the expense of Lessee, normal wear and tear excepted.

              27. TENANT HOLDING OVER.

                  If Lessee shall not immediately surrender possession of the Premises at the expiration or termination of this Lease, County shall be entitled to retake or recover possession of the Premises as hereinbefore provided in case of expiration or termination on the part of Lessee and have available to it any and all other remedies available by law. If Lessee shall fail to surrender possession of the Premises immediately upon the expiration of the Term, Lessee hereby agrees that all the rights and obligations of Lessee and County applicable during the Term shall be equally applicable during such period of subsequent occupancy, except that Lessee shall pay fair market rental during the holdover tenancy. The determination of the fair market rental shall be determined by an independent appraisal by an appraiser who is selected jointly by County and Lessee.

              28. MORTGAGE OF LESSEE'S LEASEHOLD INTEREST.

                  A. Notice of Default under Mortgage or Lease. Lessee shall have the right at any time and from time to time to mortgage this Lease and/or assign or hypothecate Lessee's interest in this Lease and/or in the Improvements as security for a loan, provided that this Lease is not subordinated to the terms of any assignment or Mortgage. Any subtenant or sub-subtenant (but no tenant of any sub-subtenant) of Lessee shall have the right at any time and from time to time to mortgage its sublease and/or assign or hypothecate its interest in such sublease and/or in the Improvements as security for a loan, and Lessee may subordinate its interest in such sublease to the terms of any such assignment or mortgage, provided that this Lease is not subordinated to the terms of any assignment or Mortgage.

                  B. Leasehold Mortgagee Right to Notice and Cure. Any Leasehold Mortgagee with respect to which County has received a written notice specifying the name and address of such Leasehold Mortgagee, shall be given (by personal delivery or by certified mail, return receipt requested) by County a copy of each notice of default by Lessee or other notice or demand to or upon Lessee, at the same time as and whenever such notice of default or other notice or demand shall thereafter be given by County to Lessee, addressed to such Leasehold Mortgagee at the address last furnished to County. No notice of a default by Lessee or demand upon Lessee shall be deemed to have been given by County to Lessee unless and until a copy thereof shall have been given to each Leasehold Mortgagee with respect to which County has been notified. County will accept performance by any such Leasehold Mortgagee of any covenant, condition or agreement on Lessee's part to be performed hereunder with the same force and effect as though performed by Lessee, and any Leasehold Mortgagee which performs any covenant, condition or agreement shall be subrogated to any and all rights of Lessee with respect thereto. Nothing contained in this Lease shall obligate any Leasehold Mortgagee to cure any default of Lessee under this Lease or constitute an assumption by any Leasehold Mortgagee of the obligations of Lessee under this Lease.

                  C. Leasehold Mortgagee as Holder of Lessee's Interest. A Leasehold Mortgagee may become the legal owner and holder of Lessee's interest under this Lease by foreclosure of its Mortgage, or as a result of the assignment of this Lease in lieu of foreclosure, whereupon (but in no event before becoming such legal owner or holder) such Leasehold Mortgagee shall immediately become and remain liable under this Lease, so long as (but no longer than) such Leasehold Mortgagee is entitled to possession of the Premises.

                  D. Certain Restrictions During Leasehold Mortgage. So long as any Mortgage is in existence, and no default exists hereunder which has not been cured (by Lessee, any Leasehold Mortgagee or any Subtenant, as defined herein) within the period of time provided herein, County shall not accept a surrender of the Premises or a termination or modification of this Lease, prior to the expiration of this Lease, without the prior written consent of all Leasehold Mortgagees (of whom County has received prior written notice). Any right or remedy which permits Lessee to terminate this Lease shall be conditioned on the written consent to such termination by all Leasehold Mortgagees.

                  E. New Financing. In the event any Leasehold Mortgagee requires, as a condition of providing financing, that modifications to this Lease be obtained, and provided that such modifications do not, in County's reasonable judgment, unreasonably increase County's obligations or reduce County's rights under this Lease, then Lessee shall submit to County a written amendment to this Lease incorporating such required modifications, and County shall execute such amendment and deliver the same to Lessee within thirty (30) days after receipt of such amendment.

                  F. Assignment by Leasehold Mortgagee. Any party, including a Leasehold Mortgagee or the assignee of such Leasehold Mortgagee, that becomes the owner of or acquires any interest in this Lease pursuant to foreclosure and sale or by assignment in lieu of foreclosure, may sell, assign, transfer or otherwise dispose of this Lease or its interest in this Lease without the consent of County. All rights and references herein to a Leasehold Mortgagee, shall be read to include the assignee of such Leasehold Mortgagee. Notice of any such assignment shall be given to County.

                  G. Notice of Mortgages. Lessee shall give County notice of any recorded mortgages or liens upon Lessee's leasehold interest in the Premises in connection with the financing of the Premises.

              29. SUCCESSORS AND ASSIGNS; SUBLEASING.

                  County acknowledges that Lessee intends to enter into a sublease with BPG Industrial Partners II, LLC, for a portion of the Premises, and that BPG Industrial Partners II, LLC intends to sub-sublease such portion of the Premises to Lessee's wholly-owned subsidiary, MAGENTA Corporation. County hereby consents to such sublease and such sub-sublease. Lessee shall have the right, without the consent of the County, to assign this Lease to, or enter into a sublease with, or permit BPG Industrial Partners II, LLC or any other subtenant of Lessee to assign its sublease to, or enter into a sub-sublease with
(i) any entity which controls, is controlled by or is under common control with, Lessee for any use allowed by the Covenants, or (ii) any other party for any manufacturing and industrial use allowed by the Covenants. Lessee shall not assign this Lease to, or enter into a sublease with, or permit BPG Industrial Partners II, LLC or any other subtenant of Lessee to assign its sublease to, or enter into a sub-sublease with any party other than an entity which controls, is controlled by or is under common control with, Lessee for any use other than a manufacturing and industrial use allowed by the Covenants, without the consent of County, which shall not be unreasonably withheld, conditioned or delayed. Any sub-subtenant shall have the right to sublease all or any portion of its subleased premises without the necessity of obtaining the County's consent, provided that such sub-sub-sublease is subject to the use restrictions set forth in this paragraph. No assignment or subletting shall be deemed to release Lessee from its obligations under this Lease.

                  Any subtenant or sub-subtenant (each a "Subtenant", which term does not include any tenant of a sub-subtenant) of Lessee, with respect to which County has received a written notice specifying the name and address of such Subtenant, shall be given by County a copy of each notice of default by Lessee or other notice or demand to or upon Lessee, at the same time and in the same manner as and whenever such notice of default or other notice or demand shall thereafter be given by County to Lessee, addressed to such Subtenant at the address last furnished to County. No notice of a default by Lessee shall be deemed to have been given by County to Lessee unless and until a copy thereof shall have been given to each Subtenant with respect to which County has been notified. In the event that Lessee receives notice from the County of a default by Lessee and such default is not cured by Lessee pursuant to the provisions of this Lease, County shall, prior to commencing any judicial proceedings or taking any other action, including ejectment or dispossession proceedings, to obtain possession of the Premises, in addition to giving the notice to each Subtenant, give a second notice of the failure of Lessee to cure such default to each Subtenant at the expiration of the period within which Lessee may cure as set forth in this Lease, and the Subtenant may proceed to cure any such failure. County will accept performance by any such Subtenant of any covenant, condition or agreement on Lessee's part to be performed hereunder with the same force and effect as though performed by Lessee, whether or not Lessee is in default under this Lease at the time of such performance. Any

Subtenant which performs any covenant, condition or agreement shall be subrogated to any and all rights of Lessee with respect thereto. Nothing contained in this Lease shall obligate any Subtenant to cure any default of Lessee under this Lease or constitute an assumption by any Subtenant of the obligations of Lessee under this Lease.

                  County and Lessee agree that all of the terms, covenants and conditions, agreements, rights, privileges, obligations and duties contained in this Lease shall be construed to be covenants running with the land, and all rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the respective successors and assigns of said parties; and if Lessee shall be comprised of more than one individual or entity, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

                  So long as any sublease or sub-sublease is in effect, and no default exists hereunder which has not been cured (by Lessee, any Subtenant or any Leasehold Mortgagee) within the period of time provided herein, County shall not accept a surrender of the Premises or a termination or modification of this Lease, prior to the expiration of this Lease, without the prior written consent of all Subtenants (of whom County has received prior written notice). Any right or remedy which is expressly granted in this Lease allowing Lessee to terminate this Lease shall be conditioned on the written consent to such termination by all Subtenants.

                  County agrees that in the event this Lease is terminated, County will not disturb the rights of any Subtenant, so long as (i) such Subtenant complies with all of the material terms of its sublease or sub-sublease, as applicable, and (ii) such sublease or sub-sublease, as applicable, is expressly subject to this Lease; and County in the exercise of its rights and remedies under this Lease shall not deprive any such Subtenant of possession or occupancy of the area of the Premises, or portion thereof, covered by its sublease or sub-sublease, as applicable, during the term thereof or join any such Subtenant as a party in any action or proceeding to enforce or terminate this Lease or obtain possession of said area for any reason. The provisions of this paragraph shall be self-executing but County, upon request by Lessee or any Subtenant, agrees to execute additional documentation to effectuate the provisions of this paragraph.

              30. QUIET ENJOYMENT, TITLE TO LAND AND IMPROVEMENTS.

                  A. Quiet Enjoyment. Upon payment by Lessee of the rents herein provided and upon the observance and performance of all covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by County or any other person or persons lawfully or equitably claiming by, through or under County, subject to the terms and conditions of this Lease.

                  B. Title. County represents that it owns the Premises in fee simple, and that, except for the Covenants and the Development Plan, there is no encumbrance upon the Premises that is superior to this Lease or that would adversely affect the use or value of the Premises. County covenants that it shall not at any time hereafter (except for a sale of the fee simple interest to Lessee as referred to herein) convey or sell any interest of County in the Premises unless such conveyance or sale is made subject to this Lease and any Leasehold Mortgage. County further represents that it has the right to make this Lease and covenants that it will execute or procure any further necessary assurances of title that may be reasonably required for the protection of Lessee. County and Lessee each represent to the other that it has the full right, power, and authority to enter into this Lease for the Term and that the Premises may be used by Lessee during the Term for the purposes herein set forth provided Lessee conforms to the provisions of this Lease and all applicable laws and regulations. Without limiting the generality of the foregoing, County shall execute and deliver to Lessee (or to any Leasehold Mortgage), within forty-five
(45) days after request therefor, an Estoppel Certificate and Consent in substantially the form of Exhibit F attached hereto and made a part hereof. As consideration for the execution of this Lease, County acknowledges that Lessee, or any subtenant or sub-subtenant of the Lessee, shall hold title to all of the Improvements as long as this Lease is in effect.

              31. SURRENDER - WAIVER AND AMENDMENT.

                  No agreement to amend or to accept a surrender of this Lease or a waiver of either party's obligations hereunder shall be valid unless in writing signed by County and Lessee. No employee of County or its agent shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of County or its agent shall not operate as a termination of this Lease or a surrender of the Premises. The failure of any party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation of this Lease from having all the force and effect of an original violation of this Lease. The receipt and acceptance by County of rent with knowledge of the breach of any condition or covenant of this Lease shall not be deemed a waiver of such breach. The right to enforce any such condition or covenant is in the sole jurisdiction of County. The failure by either party to enforce any of the conditions or covenants set forth herein or hereinafter adopted, against the other or against any other lessee in the Life Sciences Center, shall not be deemed a waiver of any such conditions or covenants.

              32. NON-DISCRIMINATION IN EMPLOYMENT AND SERVICES.

                  Lessee agrees to comply with the non-discrimination in employment policies in County contracts as required by Section 11B-33 and
Section 27-19 of the Montgomery County Code 1994, as amended, as well as all other applicable state and federal laws regarding employment discrimination.

              33. DISPUTES.

                  A. Mediation of Disputes. Except as otherwise set forth in subparagraph B of this Paragraph 33, any claim or controversy arising out of or relating to this Lease, or the breach thereof, may, at the option of either party hereto, be submitted to mediation under mediation rules to be mutually agreed upon. The party electing mediation shall initiate the mediation by filing a request for mediation with the other party. The parties agree as follows with respect to such mediation:

                     (i) The cost of the mediation, including the cost of the mediator, shall be borne equally by the parties;

                     (ii) Mediation shall occur in Montgomery County, Maryland, at a time and location to be designated by the mediator;

                     (iii) In the mediation sessions, the parties shall endeavor in good faith to resolve the claim or controversy at issue;

                     (iv) Any party or the mediator shall have the right to terminate the mediation at any time after the first mediation session; and

                     (v) Neither party may make any disclosure of the existence or results of the mediation without the prior written consent of the other party. The mediator may not make any disclosure of the existence or results of the mediation without the prior written consent of both parties. No discussions in the mediation shall be admissible in any litigation between the parties, and the mediator shall not be subject to subpoena to testify to any communication between the mediator and either party.

                  B. Exceptions. County shall not be required to mediate any default or breach of this Lease which entitles County, under this Lease, to terminate this Lease. If Lessee desires to mediate the issue of whether it is responsible for the payment of any rental or other amount or the performance of any material obligation claimed by County to be then due or overdue under this Lease, County may require, as a condition of agreeing to mediate such issue, that Lessee pay such disputed rental or other amount or perform such disputed obligation prior to the commencement of the mediation. Either party may seek injunctive relief from a court pending the outcome of any mediation.

              34. CONTRACT SOLICITATION.

                  Lessee represents that Lessee has not retained anyone to solicit or secure this Lease from Montgomery County, Maryland, upon an agreement or understanding for a commission, percentage, brokerage or contingent fee, excepting for bona fide employees or bona fide established commercial, selling or leasing agencies retained by Lessee for the purpose of securing business or an attorney rendering professional legal services consistent with applicable canons of ethics.

              35. PUBLIC EMPLOYMENT.

                  Lessee understands that unless authorized under Section 1lB-52 and Chapter 19A of the Montgomery County Code 1994, as amended, it is unlawful for any person transacting business with County to employ a public employee for employment contemporaneous with his or her public employment.

              36. GOVERNING LAW, SEVERABILITY, CASUALTY, CONDEMNATION AND
                  COMPLIANCE.

                  A. Governing Law. This Lease shall be construed and governed by the laws of the State of Maryland wherein the Premises and the Shady Grove Life Sciences Center are located. Should any provisions of this Lease and/or of its conditions be deemed illegal or not enforceable under the laws of the said jurisdiction, it or they shall be considered severable, and the balance of this Lease and its conditions shall remain in force and be binding upon the parties as though such provisions had never been included.

                  B. Lease not Redeemable. The purpose of this Lease is not primarily residential and shall not be redeemable as provided in Section 8-110 of the Real Property Article, Annotated Code of Maryland.

                  C. Casualty Damage. In the event the Facility or other Improvements shall be damaged or destroyed by fire or other casualty, Lessee, at its option and at its sole cost and expense, shall either repair, reconstruct or replace the Improvements or portion thereof so damaged or destroyed (whichever is reasonably required), or demolish the Facility and other Improvements and restore the Premises to a safe and orderly condition in compliance with all laws. This Lease shall remain in full force and effect and there shall be no abatement of annual base rent or any other amount payable under this Lease.

                  D. Condemnation. If the entire Premises are condemned for any public use or purpose by a public authority, unless Lessee exercises the Purchase Option prior to the date of surrender of possession, this Lease shall cease and rent be accounted for as of the date of surrender of possession. In the event of a partial taking, unless Lessee exercises the Purchase Option prior to the date of surrender of possession, a pro rata reduction in the rent and the purchase price under the Purchase Option shall be provided in the proportion which the property so taken or condemned bears to the entire Property originally devised. Further, in the event of any taking or condemnation, unless Lessee exercises the Purchase Option prior to the date of surrender of possession, Lessee shall not be entitled to claim any value for the underlying fee interest or the Purchase Option, but may claim the value of the leasehold interest and Improvements from the condemning authority, and both County and Lessee shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for their respective interests in fixtures, equipment and other property. If the entire Premises are condemned for any public use or purpose by a public authority, and Lessee exercises the Purchase Option prior to the date of surrender of possession, then the purchase price payable by Lessee for the Property shall be the entire price set forth on the Rent/Purchase Price Schedule for the date of closing on such purchase, and Lessee shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for the fee interest in the Property and for the Improvements and all fixtures, equipment and other property therein or thereon. County shall give Lessee prompt written notice of any condemnation or threatened condemnation of the Premises.

                  E. Compliance with Law. It is understood, agreed and covenanted by Lessee that it shall promptly comply with, observe and perform all of the requirements of all the statutes, ordinances, rules, orders and regulations now in effect or hereinafter promulgated whether required by the Federal Government, the State of Maryland, County, in its governmental capacity or the Montgomery County Fire Marshal.

                  F. No Waiver of Governmental Immunity. The responsibilities and obligations of County as set forth in this Lease shall not constitute a waiver by County of any provision of the Local Government Tort Claims Act,
Section 5-401, et seq., of the Courts and Judicial Proceedings Article, Annotated Code of Maryland.

                  G. Limitation of Liability. County's liability to Lessee, its employees, agents, visitors, tenants, licensees or concessionaires for recovery of any loss, expense or judgment under this Lease shall be limited as set forth herein and as set forth in the Local Government Tort Claims Act, Section 5-401, et seq., of the Courts and Judicial Proceedings Article, Annotated Code of Maryland.

                  H. Limitation of Lessee's Liability. Notwithstanding any contrary provision contained in this Lease, County agrees that the obligations of Lessee hereunder shall not constitute personal obligations of the officers, directors, shareholders, partners or members of Lessee.

              37. RECORDING.

                  Lessee and County shall have the right to record this entire Lease or to execute a Memorandum of Lease and have it properly acknowledged for the purpose of recording. Such Memorandum of Lease shall have included therein such of the provisions hereof as may be requested by either of the parties. The cost of recording this entire Lease or such Memorandum of Lease (including all stamps, conveyance, recordation and other taxes incident thereto) shall be borne solely by Lessee.

              38. ENTIRE AGREEMENT.

                  This Lease, Exhibits, and Addenda, if any, attached hereto and forming a part hereof, sets forth all the covenants, promises, agreements, conditions and understandings between County and Lessee concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon County or Lessee unless reduced to writing and signed by them.

              39. NOTICE. All notices required or permitted hereunder shall be deemed to have been given if delivered by a reputable messenger, overnight delivery service, facsimile or mailed in any United States Post Office by certified mail, return receipt requested, postage prepaid, addressed to County or Lessee, respectively, at the following addresses or to such other addresses as the parties may designate in writing from time to time. All notices shall be deemed to be received on the date of delivery by messenger or overnight delivery service, the date indicated by a facsimile confirmation receipt signed by the recipient, or three (3) business days after depositing them with the United States Post Office.

            Notice of the identity and address of any Leasehold Mortgagee and any Subtenant shall be in the form of a written notice sent to County in accordance with this Section.

COUNTY:                               LESSEE:

Montgomery County, Maryland           BioReliance Corporation

Department of Public Works and         9900 Blackwell Road
         Transportation                Rockville, Maryland 20850
Division of Facilities and Services    Attention: Capers W. McDonald, President
Office of Real Estate Management       Facsimile: (301) 738-1033
110 North Washington Street
Rockville, Maryland 20850
Facsimile: (301) 217-6080

With a copy to:                         With a copy to:

County Attorney                         The Buccini/Pollin Group, Inc.
101 Monroe Street, Third Floor          250 Park Avenue, 17th Floor
Rockville, Maryland 20850               New York, New York 10177
Facsimile: (301) 217-2662               Facsimile: (212) 949-5995

                                        And a copy to:

                                        Shulman,Rogers,Gandal,Pordy & Ecker,P.A.
                                        11921 Rockville Pike, Suite 300
                                        Rockville, Maryland 20852
                                        Attention:  Lawrence A. Shulman, Esquire
                                        Facsimile:  (301) 230-2891

                                        And a copy to:

                                        Arent Fox
                                        1050 Connecticut Avenue, N.W.
                                        Washington, D.C. 20036
                                        Attention: Richard L. Brand, Esquire
                                        Facsimile: (202) 857-6395


              40. NON-MERGER.

                  The fee title of County and the leasehold estate of Lessee shall, at all times during the period of this Lease, be separate and apart and shall in no event be merged, notwithstanding the fact that this Lease or the leasehold estate created hereby, or any interest in either thereof, may be held directly or indirectly by or for the account of any person who shall own the fee estate in the Premises or any portion thereof; and no provisions contained in this Lease shall survive the execution of any deed conveying the fee simple title to any entity owning the leasehold estate but shall be merged by operation of law upon the execution of such deed.

            41. SUBORDINATION OF LEASE. County will not subordinate this Lease to any deed of trust or similar security interest which may hereafter be placed on Lessee's leasehold interest in the Premises.

            42. CAPTIONS. PRONOUNS. The captions and paragraph numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of this Lease, nor in any way affect this Lease.

            The use of the neuter singular pronoun to refer to County or Lessee shall be deemed a proper reference even though County or Lessee may be an individual, a partnership, a joint venture, a corporation, or a group of two or more individuals, partnerships, joint ventures or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense shall in all instances be assumed as though in each case fully expressed.

            43. SURVIVAL. The following obligations shall survive the expiration or termination of this Lease: (a) any obligation herein permitted to be performed after the expiration or termination of this Lease; (b) any obligation not reasonably susceptible to performance prior to the expiration or termination of this Lease; and (c) any obligation, required hereunder to be performed at or before the expiration or termination of this Lease, not so performed.

            44. MISCELLANEOUS PROVISIONS.

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
                  A. Days. If the date on which either County or Lessee is required to take or complete an action hereunder is not a business day (as defined below), the action shall be taken or completed on the next succeeding business day. For purposes hereof, "business day" means any day other than a Saturday, Sunday or federal holiday.

                  B. Certain Terms. For purposes of this Lease, there shall be no distinction between the terms "breach" and "default."

                  C. Authority. County and Lessee hereby covenant each for itself, that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth.

                  D. No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between County and Lessee, or to create any other relationship between the parties other than that of lessor and lessee.

                  E. Consequential Damages. Notwithstanding anything to the contrary in this Lease, in no event shall either County or Lessee be liable to the other for consequential damages, except as set forth in Section 13.C.

         IN WITNESS WHEREOF, the parties hereto do hereby execute this Lease as of the day and year first above written.

WITNESS OR ATTEST:                MONTGOMERY COUNTY, MARYLAND


                                  By:
----------------------------         -----------------------------------------
                                     Douglas M. Duncan

                                     County Executive


WITNESS OR ATTEST:                BIORELIANCE CORPORATION


                                  By:
----------------------------         -----------------------------------------
                                     Capers W. McDonald
                                     President


APPROVED AS TO FORM AND LEGALITY
OFFICE OF THE COUNTY ATTORNEY


By:
   ---------------------------

Dated:
      ------------------------


STATE OF MARYLAND,                           , to wit:
                  --------------------------
         ON THIS     day of                     , 1998, before me, the
                ---         -------------------
undersigned officer, personally appeared Douglas M. Duncan, County Executive for Montgomery County Maryland, known to me to be the person whose name is subscribed to the foregoing, who did fully acknowledge that he executed the same as his voluntary act and deed for the purposes therein contained.

         WITNESS my hand and official seal the same day and year first above written.


                                         -----------------------------------

                                                         Notary Public
My Commission Expires:
                      -------------------------

STATE OF MARYLAND,                       , to wit:
                    --------------------
         ON THIS     day of                 , 1998, before me, the undersigned
                ----       -----------------
officer, personally appeared Capers W. McDonald, President of BioReliance Corporation, known to me to be the person whose name is subscribed to the foregoing, who did fully acknowledge that he executed the same as his voluntary act and deed for the purposes therein contained.

         WITNESS my hand and official seal the same day and year first above written.


                                            -----------------------------------
                                            Notary Public
My Commission Expires
                     ------------------


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